                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CD WAREHOUSE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               CD WAREHOUSE INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              CD WAREHOUSE, INC.
                              1204 SOVEREIGN ROW
                        OKLAHOMA CITY, OKLAHOMA  73108

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 7, 1999


TO OUR STOCKHOLDERS:

     The 1999 Annual Meeting of Stockholders of CD Warehouse, Inc., a Delaware corporation (the "Company"), will be held at The Westin Hotel, One N. Broadway, Oklahoma City, Oklahoma, on May 7, 1999, at 10:00 a.m., local time, for the following purposes:

     1.   To elect two directors;

     2. To consider a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1999; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 25, 1999 are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

     The accompanying Proxy Statement contains information regarding the matters to be considered at the Annual Meeting. For reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              /s/ Jerry W. Grizzle
                              Jerry W. Grizzle,
                              Chairman of the Board of Directors,
                              President and Chief Executive Officer

Oklahoma City, Oklahoma
April 1, 1999

                              CD WAREHOUSE, INC.

                                _____________

                                PROXY STATEMENT

                                _____________

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1999

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CD Warehouse, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and any adjournment of the Annual Meeting.

     This Proxy Statement and accompanying form of proxy, along with the Company's Annual Report for its fiscal year ended December 31, 1998, are first being mailed to holders of the Company's common stock on or about April 5, 1999. Please refer to the Annual Report for financial information concerning the activities of the Company.

     The Board of Directors has established March 25, 1999 as the record date (the "Record Date") to determine stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 3,660,295 shares of common stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Each proxy that is properly signed, dated and returned to the Company in time for the Annual Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" each of the proposals submitted to a vote of the stockholders. You may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation or a later dated proxy to the Secretary of the Company or, if you are present at the Annual Meeting, you may revoke your proxy and vote in person.

     Election of the director nominees will be by plurality vote. The Company's Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes withheld from nominees for director and abstentions on proposals have the same effect as votes against them. Broker non-votes have no effect on the outcome of the election of directors or other proposals.

     The Company will bear the cost of soliciting the enclosed form of proxy. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, telegraph, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                             ELECTION OF DIRECTORS

                              (PROXY ITEM NO. 1)

     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at five. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. Currently, the Board of Directors consists of five directors: Jerry W. Grizzle and Gary D. Johnson, Class 1 directors with terms expiring at the 2000 annual meeting; Ronald V. Perry, Class 2 director with a term expiring at the 2001 annual meeting; and Robert O. McDonald and Christopher
M. Salyer, Class 3 directors with terms expiring at the 1999 annual meeting. The Board of Directors has nominated Robert O. McDonald and Christopher M. Salyer for re-election as Class 3 directors for respective terms expiring at the 2002 annual meeting, and until each of their successors is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2000 or 2001 annual meeting, as the case may be.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR THE TERMS SO SPECIFIED.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that nominee are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

                 INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for election as a director or who is continuing to serve as a director of the Company after the Annual Meeting.

NOMINEES FOR ELECTION AS CLASS 3 DIRECTORS FOR TERMS EXPIRING IN 2002

     ROBERT O. MCDONALD, age 61, has served as Chairman of the Board of Directors and Chief Executive Officer of Capital West Securities, Inc., an investment banking firm ("Capital West"), since May 1995. Capital West was the managing underwriter for the Company's initial public offering in January 1997, as well as a placement agent of a private placement of the Company's securities in June 1998. See "Certain Transactions." From June 1994 to May 1995, Mr. McDonald was engaged in managing his personal investments. Prior to June 1994, Mr. McDonald was employed by Stifel Nicolaus & Co., Inc., where he served as Municipal Syndicate Manager. Mr. McDonald also serves as a director of Avalon Correctional Services, Inc., an Oklahoma based corporation providing private correctional services. Mr. McDonald received his BBA from the University of Oklahoma in 1960.

     CHRISTOPHER M. SALYER, age 47, has been a member of the Board of Directors since October 1996. Mr. Salyer is currently serving as the Chairman and Chief Executive Officer of Medical Arts Laboratory, Inc., the nation's oldest independent medical laboratory, and also serves as the Chairman of the Board of Accel Financial Staffing, Inc., a temporary services company formed by Mr. Salyer in April 1995. From February 1984 through December 1994, Mr. Salyer served as the Chairman and Chief Executive Officer of National Check

Cashers Corporation, a retail financial services company. He received his B.B.A. degree from Southern Methodist University in 1973 and received an M.B.A. in 1974 from Babson College in Boston, Massachusetts. Mr. Salyer is a certified public accountant.

DIRECTORS NOT STANDING FOR RE-ELECTION

     JERRY W. GRIZZLE, age 45, founded the Company in September 1996 and has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since that time. From 1984 to 1991, Mr. Grizzle was Vice President and Treasurer of Sonic Corporation, a publicly held fast food franchisor with over 1,500 units operating in 26 states, and from 1991 to 1994, he owned and operated Orbit Finer Foods, a privately owned Mexican food product manufacturer. For a four-month period in 1994, Mr. Grizzle served as President of Skolniks, Inc., a publicly held bagel manufacturer ("Skolniks"). Mr. Grizzle resigned from Skolniks in October 1994 as a result of significant disagreements with the Board of Directors over Skolniks' corporate practices; subsequent to Mr. Grizzle's resignation, Skolniks was the subject of an involuntary Chapter 11 proceeding. Mr. Grizzle received his B.S. degree in Accounting from Southwestern Oklahoma State University in 1976 and received an M.B.A. in 1983 from the University of Central Oklahoma. He has completed the curriculum requirements for, and expects to receive, a Ph.D. in Marketing at Oklahoma State University in 1999, and holds the rank of Brigadier General in the Oklahoma Army National Guard.

     GARY D. JOHNSON, age 39, has been Executive Vice President, Chief Operating Officer of the Company and a director of the Company since the Company's inception in September 1996. From 1987 to 1996, Mr. Johnson served as Vice President of Purchasing and Distribution for Sonic Corp. In such capacity, Mr. Johnson was responsible for cooperative purchasing and management of all procurement functions and distribution for the Sonic system. Mr. Johnson received his B.S. degree in Business Management from Southwestern Oklahoma State University in 1981.

     RONALD V. PERRY, age 49, a Director of the Company since October 1996, has served since August 1986 as President and Chief Operating Officer of Prime Time Travel, Inc., a travel agency specializing providing services to a corporate client base. He has also served since 1985 as the President and Chief Operating Officer of Prime Cut Restaurants, Inc., which owns and operates four restaurants. Mr. Perry received his B.B.A. degree from Oklahoma State University in 1971.

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

EXECUTIVE OFFICERS

     The executive officers of the Company include Jerry W. Grizzle, President and Chief Executive Officer of the Company; Gary D. Johnson, Executive Vice President and Chief Operating Officer of the Company; and Doyle E. Motley, Senior Vice President and Chief Financial Officer of the Company. Information about Messrs. Grizzle and Johnson, both of whom are also directors, is presented above under the heading "Information Regarding Nominees and Directors-Directors Not Standing for Re-election." Information regarding Mr. Motley is set forth below.

     DOYLE E. MOTLEY, age 44, has served as the Senior Vice President and Chief Financial Officer of the Company since its inception. From 1995 to 1996, Mr. Motley served as an internal auditor for Bob Moore Financial Group, a multi-state auto dealership. Prior to that, from 1991 to 1994, Mr. Motley served as Chief Financial Officer of Orbit Finer Foods. For a four-month period in 1994, Mr. Motley served as Chief Financial Officer of Skolniks. Mr. Motley resigned from Skolniks in October 1994 as a result of significant disagreements with the Board of Directors over Skolniks' corporate practices; subsequent to Mr. Motley's resignation, Skolniks was the subject of an involuntary Chapter 11 proceeding. Mr. Motley received his Bachelors of Accountancy degree from the University of Oklahoma in 1977. Mr. Motley is a certified public accountant.

SIGNIFICANT EMPLOYEES

     DAVID E. BROCE, age 31, has served as the Vice President of Franchise Development since March 1999. From May 1997 to March 1999, Mr. Broce was the Company's Vice President of Franchise Services, and from January 1997 to May 1997, Mr. Broce served as the Company's Director of Marketing. From November 1993 to May 1997, Mr. Broce worked for the Company's predecessor, Compact Discs International, Ltd., as the Director of Marketing. Mr. Broce received his B.A. degree from the University of Texas in May 1991.

     PATRICK S. DIFAZIO, age 32, has served as the General Manager of Company Stores since the Company's inception. In March 1999, Mr. DiFazio became the President of Compact Discs Management, Inc., a wholly owned subsidiary of the Company. For over five years prior to that time, Mr. DiFazio was the District Manager of a CD Warehouse franchisee. Mr. DiFazio received his B.A. and B.B.A. degrees from Southern Methodist University in May 1989.

     JAMES M. LEE, age 38, has served the Company as Vice President of Interactive Marketing since July 1998. In March 1999, he became President of the Company's wholly owned subsidiary, CD Warehouse.com, Inc. Since August 1995, Mr. Lee has been pursuing doctoral studies at Oklahoma State University. Prior to that time, Mr. Lee owned and operated the Renata Group, a sole proprietorship which provided marketing and management consulting services. Mr. Lee received a B.A. degree in Economics from the University of New Hampshire in 1982, a Masters degree in International Business from New Hampshire College in 1995, and currently is a doctoral candidate for a Ph.D. in Business Administration at Oklahoma State University.

     DAVID S. RACE, age 32, began serving the Company as Vice President of Franchise Services in March 1999. Mr. Race was the Senior Manager of Field Operations for Grow Biz International, Inc. from June 1996 to March 1999 and, prior to that time, served as a Regional Operations Manager for Target Stores, Inc., a division of Dayton Hudson Corporation. Mr. Race received his B.A. degree from the University of Michigan in 1987.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held nine meetings during the Company's fiscal year ended December 31, 1998. The Board of Directors has a standing compensation and audit committee. It does not have a standing nominating committee.

     The duties of the Compensation Committee are to determine the salaries, bonuses and other remuneration of the executive officers. The Compensation Committee may make recommendations to the Board of Directors with respect to the Company's compensation policy. Mr. Salyer serves as Chairman of the Compensation Committee and Mr. Perry comprises the remaining Committee member. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998.

     The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit and considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls in order to ensure that adequate internal controls and procedures are maintained. During 1998, the Audit Committee was composed of Mr. Salyer and Mr. Perry and met one time during 1998.

     Each director attended at least 75% of the total number of Board and committee meetings held while serving as a director or committee member during fiscal year 1998.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

CERTAIN BENEFICIAL OWNERS

     The following table shows the total number and percentage of the outstanding shares of the Company's common stock beneficially owned as of March 25, 1999 (except as otherwise indicated), with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company's common stock. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                                                COMMON STOCK
                                                          -------------------------------------------------------
                  BENEFICIAL OWNER                            NUMBER OF SHARES           PERCENT OF CLASS/(1)/
                  ----------------                            ----------------           ---------------------
Entities affiliated with Formula Growth Limited /(1)/            709,300                         19.38%
 1010 Sherbrook Street W., Suite 1409
  Montreal, Quebec H3A 2R7

Mark E. Kane                                                     300,000                          8.20%
  1017 N. Central Expressway
  Suite 200
  Plano, TX 75075

_____________________________

(1) According to two separate Schedule 13D/A's dated January 11, 1999, Formula Growth Limited shares voting and investment power over all of the shares indicated as beneficially owned by it with two mutual funds for which it acts as investment manager, Formula Growth Fund and Formula Unit Trust. Formula Growth Fund indicated in its Schedule 13D/A that it beneficially owns 300,000 of the shares, and Formula Unit Trust indicated in its Schedule 13D/A that it beneficially owns 409,300 of the shares.

MANAGEMENT

     The table below sets forth, as of March 25, 1999, the number and percentage of outstanding shares of common stock beneficially owned by (i) each of the Company's directors, (ii) each of the executive officers listed in the Summary Compensation Table set forth under "Executive Compensation," and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                                                       COMMON STOCK
                                                                   ---------------------------------------------------
                       BENEFICIAL OWNER                               NUMBER OF SHARES        PERCENT OF CLASS/(1)/
                       ----------------                               ----------------        ---------------------
   Jerry W. Grizzle*(2)                                                 306,880 (3)                   8.31%
   Gary D. Johnson*(2)                                                  132,267 (3)                   3.58%
   Christopher M. Salyer*(2)                                             31,000 (4)                     (6)
   Ronald V. Perry*(2)                                                   20,800 (4)                     (6)
   Robert O. McDonald*(2)                                                89,565 (5)                   2.39%
   All executive officers and directors as a group (6 persons)          651,345 (7)                  16.76%

_____________________________

*    Director
(1) Percent of class for any stockholder listed is calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or subscriptions for common stock. Any shares a stockholder is deemed to own by having the right to acquire by exercise of an option or by subscription are considered to be outstanding solely for the purpose of calculating that stockholder's ownership percentage. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.
(2)  Address is c/o 1204 Sovereign Row, Oklahoma City, Oklahoma 73108.
(3) Includes options to purchase 30,667 shares of common stock which are exercisable by the named individual and which were granted pursuant to the Company's Amended 1996 Stock Option Plan.
(4) Includes options to purchase 20,000 shares of common stock which are exercisable by the named individual and which were granted pursuant to the Company's Amended 1996 Stock Option Plan.
(5) Shares shown as beneficially owned by Mr. McDonald include: (a) 26,250 shares of common stock issuable upon the exercise of certain warrants granted to the underwriters of the Company's initial public offering in January 1997, at an exercise price of $7.50 per share; (b) 43,315 shares of common stock issuable upon the exercise of certain warrants granted to the placement agents of the May 1998 private placements effected pursuant to Regulation D and Regulation S of the Securities Act, at an exercise price of $10.00 per share; (c) 10,000 shares issuable upon the exercise of certain stock options granted to Mr. McDonald in his capacity as a director of the Company; (d) 5,000 shares owned directly by Mr. McDonald; and (e) 5,000 shares owned by his IRA. Mr. McDonald is a majority stockholder of Affinity Holdings Corporation, the sole stockholder of Capital West, which holds 18,900 of the underwriters' warrants included in (a) and 24,365 of the placement agents' warrants included in (b). See "Executive Compensation-Certain Transactions."
(6) Amount represents less than 1% of the Company's outstanding shares of common stock.
(7) Includes 226,232 shares of common stock which directors and executive officers as a group have a right to acquire by exercise of options or warrants granted to individuals within the group and which are currently exercisable within the meaning of Rule 13d-3(d).

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and Nasdaq reports of ownership and subsequent changes in ownership of common stock and other securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 1998 all filing requirements appplicable to its officers, directors and greater than 10% beneficial owners were met, with the following exceptions: (a) each of Messrs. Grizzle, Johnson, McDonald, Perry and Salyer were one day late in filing their respective Form 4's for the month of May 1998, reporting the respective grants to each of such individuals of stock options to purchase 10,000 shares of common stock; (b) Doyle E. Motley, Senior Vice President and Chief Financial Officer of the Company, was one day late in filing his Form 4 for the month of May 1998, reporting a grant of options to purchase 10,000 shares of common stock; (c) Bruce W. Day, Corporate Secretary, was one day late in filing his Form 4 for the month of May 1998, reporting a grant of options to purchase 10,000 shares of common stock; and (d) the SEC accepted for filing on April 13, 1998 an EDGAR filing made by Mr. Salyer on April 10, 1998, reporting the grant in March 1998 of options to purchase 6,000 shares of common stock.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the fiscal years ended December 31, 1997 and 1998, the cash compensation paid by the Company to (i) the Chief Executive Officer and (ii) the only other executive officer who earned in excess of $100,000 during fiscal 1998 (together with the Chief Executive Officer, the "Named Executive Officers"). The Company did not pay compensation to any executive officer prior to the consummation of the Company's initial public offering in January 1997.

                                                                          ANNUAL                LONG-TERM
                                                                       COMPENSATION            COMPENSATION
                                                                      ---------------          -------------
                                                                                                SECURITIES
                                                            FISCAL                              UNDERLYING          ALL OTHER
              NAME AND PRINCIPAL POSITION                    YEAR      SALARY        BOUNS     OPTIONS(#)(1)       COMPENSATION
              ---------------------------                   ------    --------       -----     -------------       ------------

Jerry W. Grizzle                                             1998     $128,692          --        10,000                 --
 President and Chief Executive Officer                       1997       93,462          --        56,000                 --

Gary D. Johnson                                              1998      105,577          --        10,000                 --
 Executive Vice President and Chief Operating Officer        1997       83,077          --        56,000                 --

_____________________

(1) Options are granted with an exercise price equal to the fair market value of the common stock on the date of the grant.

STOCK OPTIONS GRANTED IN FISCAL 1998

    The following table contains information concerning the grant of stock options during the year ended December 31, 1998 to the Named Executive Officers.

                                            OPTION GRANTS DURING LAST FISCAL YEAR
                                                      INDIVIDUAL GRANTS
                           ---------------------------------------------------------------------
                               NUMBER OF      % OF TOTAL
                               SECURITIES      OPTIONS
                               UNDERLYING     GRANTED TO       EXERCISE OR BASE
                                OPTIONS      EMPLOYEES IN            PRICE          EXPIRATION
          NAME                  GRANTED       FISCAL YEAR           ($/SH)             DATE
     --------------          -------------   -------------    ------------------   -------------
     Jerry W. Grizzle          10,000 (1)       18.18% (2)           $12.875           5/04/08

     Gary D. Johnson           10,000 (1)       18.18% (2)           $12.875           5/04/08

     _____________________

     (1) Pursuant to the CD Warehouse, Inc. Amended 1996 Stock Option Plan, each of the Named Executive Officers received a grant of nonqualified stock options in May 1998. The options expire in May 2008 and have an exercise price of $12.875 per share, which was equal to the per share public offering price of the Company's common stock on the grant date. Each of the Named Executive Officers must continue to hold office as a Director of the Company until the 1999 Annual Meeting before he can exercise any part thereof.
     (2) All options granted under the Amended 1996 Stock Option Plan are nonqualified stock options. During 1998, an aggregate of 107,000 options were granted under such plan. Options granted to employees other than employee directors generally become exercisable after one year from the date of grant. Options granted to directors under the annual grant provisions of the Amended 1996 Stock Option Plan, whether or not employees, vest on the next annual stockholders' meeting following the date of grant, generally resulting in a vesting period of approximately one year. Options also become exercisable in the event of a change of control of the Company. Options generally have a term of ten years following the date of grant, unless sooner terminated in accordance with the terms of such plan.

FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information regarding outstanding options granted under the Amended 1996 Stock Option Plan held by the Named Executive Officers on December 31, 1998. During 1998, the Named Executive Officers did not exercise any options, nor were any outstanding options repriced by the Company. For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 1998 of the shares of common stock subject to the option and the aggregate exercise price of such option.

                                                                 NUMBER OF                          VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 1998                     DECEMBER 31, 1998 (1)

                      NAME                             EXERCISABLE         UNEXERCISABLE     EXERCISABLE             UNEXERCISABLE
Jerry W. Grizzle, Chairman, President and Chief
 Executive Officer                                         18,667              47,333           $167,836               $335,663
Gary D. Johnson, Executive Vice President and
 Chief Operating Officer                                   18,667              47,333           $167,836               $335,663

______________________

(1) Based on the December 31, 1998 closing price of the Company's common stock of $12.875 per share.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with each of the Named Executive Officers. Mr. Grizzle's employment agreement has an initial five-year term commencing on January 27, 1997, the closing date of the Company's initial public offering, and automatically renews for additional five-year terms unless terminated by either the Company or Mr. Grizzle; Mr. Johnson's employment agreement has an initial one-year term commencing on January 27, 1997, and automatically renews for additional one-year terms unless terminated by either the Company or Mr. Johnson. Under the respective agreements, Mr. Grizzle currently receives an annual salary of $150,000 and Mr. Johnson currently receives an annual salary of $115,000. In addition, each of the Named Executive Officers may be entitled to receive incentive compensation consisting of an annual bonus if certain individual and Company objectives are achieved. During the term of the respective agreements, the Named Executive Officers may be terminated only for "cause," defined under the agreement to include: the conviction of a felony; the perpetration of a fraud, or misappropriation or embezzlement of property of the Company; willful misconduct with respect to such officer's duties or obligations under his employment agreement; or intentional or continual neglect of duties. During the term of employment and for two years subsequent thereto, the Named Executive Officer is prohibited from directly or indirectly, for his own benefit or on behalf of others, competing, or becoming an officer, director, employee or holder of more than 5% of the capital stock or other equity interest of any corporation or other entity which competes, with the Company or any of its subsidiaries. Such limitation extends to all geographic areas in which Company conducts business at the date of the Named Executive Officer's termination of employment. The agreement also contains a provision prohibiting such person, subsequent to termination of employment, from disclosing to third parties proprietary information relating to the Company.

DIRECTORS' COMPENSATION

     During the fiscal year ended December 31, 1998, directors who were not officers of the Company were paid $1,000 for each meeting attended. Additionally, all directors received an automatic grant of 10,000 options under the Company's Amended 1996 Stock Option Plan, and Messrs. Perry and Salyer each received an additional grant of 6,000 options granted outside the plan. All options were granted with an exercise price equal to the fair market value of the common stock on the date of grant. See "-Stock Options Granted in Fiscal 1998."

CERTAIN TRANSACTIONS

     At the closing of the Company's initial public offering in January 1997, the Company acquired for a purchase price of $3,200,000 substantially all of the assets of Compact Discs International, Ltd. ("CDIL"), a Texas limited partnership which franchised stores throughout the United States and England under the name "CD Warehouse." A portion of the proceeds of the Company's initial public offering was used to fund the $3.2 million acquisition (the "CDIL Acquisition"), which was consummated simultaneously with the closing of the offering. The assets acquired consisted principally of CDIL's rights as franchisor under existing franchise and area development agreements, its inventory of new and used CD's, its proprietary software program and the equity interests of CDIL in three CD Warehouse stores located in Oklahoma and Tennessee.

     Under the terms of the asset purchase agreement relating to the CDIL Acquisition (the "CDIL Purchase Agreement"), Mark E. Kane, the founder and manager of CDIL, also entered into two other agreements with the Company, one of which was a worldwide area development agreement and one of which granted Mr. Kane the right to develop and install, as a franchisee, up to ten-domestic franchises. Under the terms of the area development agreement, Kane was granted the right to develop, as a franchisee of the Company, on a worldwide basis (excluding the United States, Mexico and Canada) CD Warehouse franchise operations for a ten year period. The development schedule required that Mr. Kane open 100 stores during the term of the agreement, in accordance with an agreed schedule. Pursuant to the worldwide area development agreement, the Company had the option to acquire Mr. Kane's interest in any franchised operations developed pursuant to the agreement, for a period of seven years beginning three years from the date of grant. The agreement provided that Mr. Kane was to pay the Company an amount to be jointly determined by the Company and Mr. Kane on a country-by-country basis, provided that the Company was to receive a franchise fee of not less than $3,000 per store, a minimum royalty of 1% of gross sales based on individual store sales volume and 20% of the total fee received by Mr. Kane from each subfranchisee. Under the terms of the domestic franchise development agreement, the Company granted Mr. Kane, with no initial franchise fee payable by Mr. Kane, ten domestic CD Warehouse franchise license agreements, giving Mr. Kane the right to develop and install, as a franchisee, up to ten separate CD Warehouse franchise stores, subject to the Company's approval as to the location of such stores and the payment by Mr. Kane of a royalty of 2% of net sales for any CD Warehouse store opened by him pursuant to such franchise agreements. Mr. Kane was also granted two franchise agreements by the Company with respect to two existing CD Warehouse Stores operated by Mr. Kane in Ft. Worth, Texas and Plano, Texas, pursuant to which Mr. Kane was not required to pay to the Company any royalties or franchise fees.

     Under the terms of the CDIL Purchase Agreement, Mr. Kane also subscribed for 350,000 shares of common stock, at a subscription price of $1.00 per share. Payment of the subscription was conditioned upon the successful completion of the Company initial public offering and the CDIL Acquisition.

     The worldwide area development agreement and the domestic franchise development agreements were terminated in March 1999, pursuant to the terms of a settlement agreement between the Company, CDIL and Mr. Kane, which settled various pending and threatened claims between the parties. As a result of the settlement agreement, Mr. Kane also agreed to divest his interest in the Ft. Worth and Plano, Texas stores by

June 1999, and to sell all but 50,000 shares of common stock owned by him (with the remaining 50,000 shares escrowed to secure Mr. Kane's remaining obligations and covenants under the CDIL Purchase Agreement).

     In 1997, the Company was party to a lease agreement with an affiliate of Christopher M. Salyer, a director of the Company, for its temporary executive offices at 722 North Broadway, Oklahoma City, Oklahoma 73102. The total office space of approximately 800 square feet was held under the lease on a month to month basis with monthly lease payment of $600. The Company terminated the lease agreement in May 1997, when it moved to its current location.

     Since May 1995, Robert O. McDonald, a nominee for director of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer of Capital West. Capital West acted as managing underwriter for the Company's initial public offering, completed in January 1997. In connection with the offering, Capital West received approximately $208,000 in discounts, commissions, and non-accountable expense allowances. In addition, Capital West received warrants to purchase 50,000 shares of common stock. The warrants are exercisable at a price equal to 150% of the initial public offering price for a period of four years commencing January 22, 1998. The warrants, which are assignable, grant to the holders thereof, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the warrants, one demand registration right during the Exercise Period, as well as piggyback registration rights at any time. Of the 50,000 warrants received by Capital West, an aggregate of 31,100 warrants have been assigned to third parties, including 7,350 warrants to Mr. McDonald. In May 1998, Capital West acted as placement agents for a private placement of the Company's securities and received, in connection with its services as placement agent, (i) discounts and commissions of 8.0% of the gross proceeds of the offering (an aggregate $1,299,440), and (ii) an aggregate 162,430 common stock purchase warrants, which entitle the holders thereof to purchase common stock at an exercise price of $10.00 per share on and after the first anniversary of the closing of the offering and expiring on the fifth anniversary of the closing.

     All future and ongoing transactions between the Company and its directors, officers, principal stockholders or affiliates will be on terms no less favorable to the Company than may be obtained from unaffiliated third parties, and any such transactions will be approved by a majority of the disinterested directors of the Company.

                     RATIFICATION OF INDEPENDENT AUDITORS
                              (PROXY ITEM NO. 2)

     The Board of Directors has selected the firm of Ernst & Young LLP as auditors to make an examination of the consolidated financial statements of the Company for the year ending December 31, 1999. The Company has been informed that Ernst & Young LLP will have representatives at the Annual Meeting who will have an opportunity to make statements if they desire to do so and who will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE ENSUING YEAR.

                             STOCKHOLDER PROPOSALS

     At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

     Stockholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1999 proxy material, a stockholder's proposal must be received not later than December 1, 1999 by the Company at 1204 Sovereign Row, Oklahoma City, Oklahoma 73108, Attention: Secretary.

     In addition, the By-Laws provide that in order for business to be brought before a stockholders' meeting, a stockholder must deliver written notice to or mailed and received at the principal executive offices of the Company not less than forty (40) days prior to the Annual Meeting; provided, however, that in the event less than forty-five (45) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder must be so received not later than the fifth day following the day on which such notice of the date of the Annual Meeting was mailed or such disclosure was made, but not less than five days prior to the Annual Meeting. A stockholder's notice to the Secretary shall set forth (a) a brief description of the business to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of the Company which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in the By-Laws. The chairman of the Annual Meeting shall, if the facts warrant, determine that business was not properly brought before the Annual Meeting and in accordance with the provisions of Article II, Section 12 of the By-Laws, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

     In addition, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or stockholder's notice is delivered to or mailed and received at the principal executive offices of the Company not fewer than forty
(40) days prior to the Annual Meeting, provided, however, that in the event that less than forty-five (45) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Each notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     If the chairman of the Annual Meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of Article III, Section 4 of the By-Laws, such nomination shall be void.

                                 OTHER MATTERS

     The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Bruce W. Day
                                   ---------------------------------------------
April 1, 1999                      Bruce W. Day, Secretary

                                                               -------------
                             CD WAREHOUSE, INC.                     SEE
                          OKLAHOMA CITY, OKLAHOMA                 REVERSE
                                                                   SIDE
                                                               -------------
                         PROXY/VOTING INSTRUCTION CARD
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                            MEETING ON MAY 7, 1999.

     The undersigned hereby appoints Jerry W. Grizzle and Doyle E. Motley, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of CD WAREHOUSE, INC., to be held on May 7, 1999, at 10:00 a.m., local time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

P    1.   Your vote for the election of Class 3 Directors, nominee Robert O.
          McDonald and nominee Christopher M. Salyer, may be indicated on the reverse.

R    2.   Your vote to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1999 may be indicated on the reverse.
O
          YOUR VOTE IS IMPORTANT! Please sign and date on the reverse and return promptly in the enclosed postage paid envelope.
X
     Change of Address and/or Comments: ________________________________________
     ___________________________________________________________________________
Y    ___________________________________________________________________________
          (If you have written in the above space, please mark the "Comments" box on the reverse of this card.)

       Please mark your
[ X ]  votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2

1.  Election of Directors (see reverse)            FOR     WITHHELD
                                                   [_]       [_]
    For all nominee(s) except vote withheld
    from the following:                      ___________________________________
                                                   FOR     AGAINST      ABSTAIN
2.  Ratify appointment of Ernst & Young LLP        [_]       [_]          [_]
    (see reverse)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[_] Change of Address and Comments on Reverse Side Note: Please sign exactly as name appears on this card.
                                                   Joint Owners should each sign
                                                   personally. Corporation
                                                   proxies should be signed by
                                                   an authorized officer.
                                                   Executors, administrators,
                                                   trustees, etc. should so
                                                   indicate when signing.



                                                       -------------------------
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                                                        SIGNATURE(S)      DATE